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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM 8-A/A
                                Amendment No. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                   SLI, Inc.

         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Oklahoma                                            73-1412000
         --------------------------------------------------------------
         (State of Incorporation                       (I.R.S. Employer
          or Organization)                             Identification No.)

         500 Chapman Street, Canton, Massachusetts             02021
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)

         If this form relates to               If this form relates to
         the registration of a class           the registration of a class
         of securities pursuant to             of securities pursuant to
         Section 12(b) of the Exchange         Section 12(g) of the Exchange
         Act and is effective                  Act and is effective
         pursuant to General Instruction       pursuant to General Instruction
         A.(c), please check the               A.(d), please check the
         following box. [X]                    following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on
           TO BE SO REGISTERED                WHICH EACH CLASS IS TO BE
                                              REGISTERED

          Common Stock, $.01 Par Value        New York Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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                                      -2-

          On April 14, 1998, the Registrant filed a registration statement on Form 8-A under the name "Chicago Miniature Lamp, Inc." The stockholders of the Registrant approved the change of the Registrant's name to "SLI, Inc." at the Annual Meeting of Stockholders held on April 27, 1998, and the Board of Directors approved the name change at a special meeting held the same date. The Amendment to the Amended and Restated Certificate if Incorporation effecting the name change was filed with the Secretary of State of the State of Oklahoma on April 28, 1998. The Registrant hereby amends its Form 8-A solely to change the name of the Registrant to "SLI, Inc."

          The Registrant has also filed a Current Report on Form 8-K reflecting the change of name.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized this 29th day of April, 1998.

                                    CHICAGO MINIATURE LAMP, INC.
                                    (registrant)

                                    By /s/ Richard F. Parenti
                                      ------------------------------
                                           Richard F. Parenti
                                           Vice President-Finance